Exhibit 23.1





     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent to the incorporation by reference in this Annual
Report  (Form  10-K) of NeoPath, Inc. of  our  report  dated
January  24,  1997, included in the 1996  Annual  Report  to
Shareholders of NeoPath, Inc.

Our audits also included the financial statement schedule of NeoPath, Inc. listed in Item 14(a). This schedule is the responsibility of management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the NeoPath, Inc. Stock Option Plan for Nonemployee Directors and the NeoPath, Inc. 1989 Stock Option Plan, both as restated on April 25, 1996, of our report dated January 24, 1997, with respect to the financial statements and schedule included in or incorporated by reference in this Annual Report (Form 10-
K) for the year ended December 31, 1996.




                                      /s/ERNST & YOUNG LLP

Seattle, Washington
March 24, 1997